                                                                    Exhibit 99.1


                                   [VF LOGO]


FOR IMMEDIATE RELEASE                  Contact:    Cindy Knoebel
                                                   VP, Financial & Corporate
                                                   Communications
                                                   VF Services, Inc.
                                                   (336) 424-6189/(212) 696-1110


          VF ANNOUNCES RECORD FIRST QUARTER EPS AND DECLARES DIVIDEND;
                          REAFFIRMS FULL YEAR GUIDANCE

VF's first quarter conference call will be held at 2:00 p.m. ET on April 22nd and can be accessed via the Company's web site www.vfc.com or www.companyboardroom.com. A replay will be available shortly after the end of the conference call through April 29th by dialing 800-642-1687 or 706-645-9291, pass code: 9631035.

GREENSBORO, NORTH CAROLINA - APRIL 22, 2003 - VF CORPORATION (NYSE: VFC), the world's largest apparel company, today announced that first quarter earnings from continuing operations rose to a record $.83 per share, compared with $.67 per share in the first quarter of 2002. Prior year earnings per share included a net restructuring charge of $.03 per share (see page 7). Income from continuing operations increased to $92.1 million from $77.0 million in the 2002 period. Excluding restructuring charges taken in the first quarter of 2002, income from continuing operations rose 14% in 2003 from $80.5 million in the prior year period. Reflecting a required change in accounting policy for goodwill, the Company reported in the first quarter of 2002 a net loss of $448.3 million, equal to $3.96 per share. All per share amounts are presented on a diluted basis. Sales in the quarter rose 3% to $1,250.1 million versus $1,212.3 million in the prior year's quarter.

Foreign currency translation favorably impacted both sales and earnings in the quarter. Excluding foreign currency effects, sales were about flat with the prior year period. The benefit to earnings per share in the quarter was $.05.

Commented Mackey J. McDonald, chairman and chief executive officer, "This was a great quarter. Our focus on managing costs is serving us well in this environment. As important, our brands and financial position remain strong, providing us with excellent leverage when conditions improve."

BUSINESS REVIEW

International jeans sales rose 15% reflecting the positive effects of foreign currency translation. Domestic jeans sales declined 7% due to aggressive actions taken by retail customers during the quarter to control inventories and a number of store closings by customers. Global intimate apparel sales rose 9% in the quarter, with increases across the Company's department store, mass market and international businesses. Sales in the Company's outdoor coalition, which includes The North Face, JanSport and Eastpak brands, rose 15% in the quarter, driven by double-digit sales increases of The North Face brand products in both the U.S. and internationally. Imagewear sales rose 10%, with a double-digit increase in licensed sports apparel sales.

                                                                     Page 2 of 7
                                                                  April 22, 2003


Playwear sales declined 15%; the Company recently disclosed that it was exploring strategic options for this business.

On a currency-adjusted basis, international jeans sales rose 2%, global intimate apparel sales rose 5% and outdoor sales rose 7%.

Gross margins rose almost two full percentage points in the quarter, to 37.5%, reflecting lower product costs. Operating margins improved from 11.3% to 12.2%; excluding the impact of restructuring charges, operating margins in the 2002 quarter were 11.8%. The Company's international jeanswear, intimate apparel, imagewear and outdoor businesses all reported improved margins in the quarter.

Inventories rose in the quarter as anticipated, reflecting planned increases to support improvements in customer service, the aforementioned tight inventory control by retail customers and the impact of foreign currency translation. The Company continues to expect that inventories at year-end will be flat to up slightly over prior year levels, depending on sales trends. The Company's balance sheet remains exceptionally strong. Debt as a percent of total capital was 28.0%; net of cash, the ratio was 18.9%.

OUTLOOK

The Company continues to expect that earnings for the full year should increase 5-10% over 2002 earnings per share of $3.38 from continuing operations (which excludes restructuring charges of $.14 per share). We also continue to anticipate that operating margins will improve to 13% in 2003 and that cash flow from operations will be approximately $400 million. In terms of the second quarter, we expect sales to be flat. Excluding the impact of restructuring charges in the second quarter of 2002, earnings per share in the second quarter of 2003 could be flat to down 5%, which is in line with our original plan.

"Our guidance for the year - higher margins, strong cash flow and a healthy increase in earnings per share - remains intact and reflects our confidence in our ability to successfully navigate our way through an environment that offers both significant challenges as well as opportunities," Mr. McDonald concluded.

DIVIDEND DECLARED

The Board of Directors declared a regular quarterly cash dividend of $.25 per share, payable on June 20, 2003 to shareholders of record as of the close of business on June 10, 2003.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included in this release are "forward-looking statements" within the meaning of the federal securities laws. Management cautions that forward-looking statements are not guarantees and that actual results could differ materially from those expressed or implied in the forward-looking statements. Important risk factors that could cause the actual results of operations or financial condition of the Company to differ include, but are not necessarily limited to, the overall level of consumer spending for apparel; changes in trends in the segments of the market in which the Company competes; competitive conditions in and financial strength of our suppliers and of our retail customers; actions of competitors, customers, suppliers and service providers that may impact the Company's business; the ability to achieve anticipated cost savings from the recent

                                                                     Page 3 of 7
                                                                  April 22, 2003


restructuring initiatives; any continuation of hostilities or additional terrorist actions; and the impact of economic and political factors in the markets where the Company competes, such as recession or changes in interest rates, currency exchange rates, price levels, capital market valuations and other external economic and political factors over which the Company has no control. Investors are also directed to consider the risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.

ABOUT THE COMPANY

VF Corporation is the world's largest apparel company and a leader in jeanswear, intimate apparel, playwear, workwear and daypacks. Its principal brands include Lee(R), Wrangler(R), Riders(R), Rustler(R), Vanity Fair(R), Vassarette(R), Bestform(R), Lily of France(R), Lee Sport(R), Healthtex(R), JanSport(R), Eastpak(R), Red Kap(R) and The North Face(R).

VF Corporation's press releases, annual report and other information can be accessed through the company's home page, http://www.vfc.com.

                                       ###

                                                                     Page 4 of 7
                                                                  April 22, 2003



                                 VF CORPORATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                THREE MONTHS ENDED
                                                                         -------------------------------
                                                                           APRIL 5            MARCH 30
                                                                             2003              2002 *
                                                                         -----------         -----------
NET SALES                                                                $ 1,250,055         $ 1,212,262

COSTS AND OPERATING EXPENSES
                 Cost of products sold                                       781,292             784,368
                 Marketing, administrative
                                and general expenses                         322,334             295,117
                 Other operating (income) expense, net                        (6,330)             (4,497)
                                                                         -----------         -----------
                                                                           1,097,296           1,074,988
                                                                         -----------         -----------

OPERATING INCOME                                                             152,759             137,274

OTHER INCOME (EXPENSE)
                 Interest, net                                               (12,068)            (17,387)
                 Miscellaneous, net                                              731               1,134
                                                                         -----------         -----------
                                                                             (11,337)            (16,253)
                                                                         -----------         -----------

INCOME FROM CONTINUING OPERATIONS
                 BEFORE INCOME TAXES                                         141,422             121,021

INCOME TAXES                                                                  49,356              43,974
                                                                         -----------         -----------

INCOME FROM CONTINUING OPERATIONS                                             92,066              77,047

DISCONTINUED OPERATIONS                                                           --               1,949

CUMULATIVE EFFECT OF CHANGE IN
                 ACCOUNTING POLICY FOR GOODWILL                                   --            (527,254)
                                                                         -----------         -----------

NET INCOME (LOSS)                                                        $    92,066         $  (448,258)
                                                                         ===========         ===========

EARNINGS (LOSS) PER COMMON SHARE - BASIC
                 Income from continuing operations                       $      0.84         $      0.67
                 Discontinued operations                                          --                0.02
                 Cumulative effect of change in accounting policy                 --               (4.80)
                 Net income (loss)                                              0.84               (4.11)
EARNINGS (LOSS) PER COMMON SHARE - DILUTED
                 Income from continuing operations                       $      0.83         $      0.67
                 Discontinued operations                                          --                0.02
                 Cumulative effect of change in accounting policy                 --               (4.65)
                 Net income (loss)                                              0.83               (3.96)

WEIGHTED AVERAGE SHARES OUTSTANDING
                 Basic                                                       108,356             109,955
                 Diluted                                                     110,943             113,377

CASH DIVIDENDS PER COMMON SHARE                                          $      0.25         $      0.24


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                     Page 5 of 7
                                                                  April 22, 2003


                                 VF CORPORATION
                           CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                                                       APRIL 5         JANUARY 4        MARCH 30
                                                                        2003             2003             2002*
                                                                     -----------      -----------      -----------
ASSETS

CURRENT ASSETS
         Cash and equivalents                                        $   265,340      $   496,367      $   221,080
         Accounts receivable, net                                        688,908          587,859          662,993
         Inventories                                                     894,116          830,518          817,857
         Other current assets                                            143,512          154,513          153,449
         Current assets of discontinued operations                         3,722            5,283           63,626
                                                                     -----------      -----------      -----------
                               Total current assets                    1,995,598        2,074,540        1,919,005

PROPERTY, PLANT AND EQUIPMENT                                          1,543,312        1,539,269        1,565,036
         Less accumulated depreciation                                   982,763          972,723          948,871
                                                                     -----------      -----------      -----------
                                                                         560,549          566,546          616,165

GOODWILL                                                                 475,885          473,355          470,466

OTHER ASSETS                                                             397,737          386,204          397,438

NONCURRENT ASSETS OF DISCONTINUED OPERATIONS                               2,502            2,506           13,917
                                                                     -----------      -----------      -----------
                                                                     $ 3,432,271      $ 3,503,151      $ 3,416,991
                                                                     ===========      ===========      ===========

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES
         Short-term borrowings                                       $    58,553      $    60,918      $    66,246
         Current portion of long-term debt                                   782              778              703
         Accounts payable                                                235,758          298,456          231,302
         Accrued liabilities                                             440,039          502,057          468,984
         Current liabilities of discontinued operations                    8,389           12,635           52,215
                                                                     -----------      -----------      -----------
                               Total current liabilities                 743,521          874,844          819,450

LONG-TERM DEBT                                                           602,172          602,287          703,851

OTHER LIABILITIES                                                        346,818          331,270          231,107

REDEEMABLE PREFERRED STOCK                                                35,091           36,902           43,288
DEFERRED CONTRIBUTIONS TO EMPLOYEE
         STOCK OWNERSHIP PLAN                                                 --               --             (298)
                                                                     -----------      -----------      -----------
                                                                          35,091           36,902           42,990

COMMON SHAREHOLDERS'  EQUITY
         Common Stock                                                    107,848          108,525          109,902
         Additional paid-in capital                                      931,094          930,132          913,589
         Accumulated other comprehensive income (loss)                  (205,400)        (214,141)        (106,945)
         Retained earnings                                               871,127          833,332          703,047
                                                                     -----------      -----------      -----------
                               Total common shareholders' equity       1,704,669        1,657,848        1,619,593
                                                                     -----------      -----------      -----------
                                                                     $ 3,432,271      $ 3,503,151      $ 3,416,991
                                                                     ===========      ===========      ===========


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                     Page 6 of 7
                                                                  April 22, 2003


                                 VF CORPORATION
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                    THREE MONTHS ENDED
                                                                 ------------------------
                                                                  APRIL 5        MARCH 30
                                                                   2003           2002*
                                                                 ---------      ---------
OPERATIONS
       Net income (loss)                                         $  92,066      $(448,258)
       Adjustments to reconcile net income (loss)
            to cash provided (used) by operating activities
            of continuing operations:
            Discontinued operations                                     --         (1,949)
            Cumulative effect of change in accounting policy            --        527,254
            Restructuring costs                                         --          7,176
            Depreciation                                            27,889         26,422
            Other, net                                               6,786           (875)
            Changes in current assets and liabilities:
                  Accounts receivable                             (100,528)       (87,799)
                  Inventories                                      (54,704)        40,629
                  Accounts payable                                 (65,683)        (7,575)
                  Other, net                                       (41,941)        53,464
                                                                 ---------      ---------
            Cash provided (used) by operating activities of
                  continuing operations                           (136,115)       108,489

INVESTMENTS
       Capital expenditures                                        (25,528)       (12,782)
       Business acquisitions                                        (2,914)            --
       Other, net                                                   (5,995)         5,863
                                                                 ---------      ---------
            Cash used by investing activities of
                  continuing operations                            (34,437)        (6,919)

FINANCING
       Decrease in short-term borrowings                            (4,119)       (10,321)
       Payment of long-term debt                                      (102)      (200,152)
       Purchase of Common Stock                                    (28,562)       (41,973)
       Cash dividends paid                                         (27,750)       (26,927)
       Proceeds from issuance of Common Stock                          941         25,038
       Other, net                                                     (486)        (2,402)
                                                                 ---------      ---------
            Cash used by financing activities of
                  continuing operations                            (60,078)      (256,737)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS                        (3,651)        46,805
EFFECT OF FOREIGN CURRENCY  RATE CHANGES ON CASH                     3,254         (2,607)
                                                                 ---------      ---------

NET CHANGE IN CASH AND EQUIVALENTS                                (231,027)      (110,969)

CASH AND EQUIVALENTS - BEGINNING OF YEAR                           496,367        332,049
                                                                 ---------      ---------

CASH AND EQUIVALENTS - END OF PERIOD                             $ 265,340      $ 221,080
                                                                 =========      =========


* Reclassified to present the Private Label knitwear and the Jantzen swimwear businesses as discontinued operations.

                                                                    ...Continued

                                                                     Page 7 of 7
                                                                  April 22, 2003


                                 VF CORPORATION
                       SUPPLEMENTAL FINANCIAL INFORMATION
                        CONSOLIDATED STATEMENTS OF INCOME
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                             FIRST QUARTER 2002                 FULL YEAR 2002
                                                        ----------------------------      ----------------------------
                                                            AS                                AS
                                                         REPORTED        PRO FORMA *       REPORTED        PRO FORMA *
                                                        -----------      -----------      -----------      -----------
NET SALES                                               $ 1,212,262      $ 1,212,262      $ 5,083,523      $ 5,083,523

COSTS AND OPERATING EXPENSES
     Cost of products sold                                  784,368          780,230        3,254,008        3,236,160
     Marketing, administrative and general expenses         295,117          293,876        1,229,902        1,221,408
     Other operating (income) expense, net                   (4,497)          (4,497)         (22,311)         (22,311)
                                                        -----------      -----------      -----------      -----------
                                                          1,074,988        1,069,609        4,461,599        4,435,257
                                                        -----------      -----------      -----------      -----------

OPERATING INCOME                                            137,274          142,653          621,924          648,266

OTHER INCOME (EXPENSE)
     Interest, net                                          (17,387)         (17,387)         (63,928)         (63,928)
     Miscellaneous, net                                       1,134            1,134            3,732            3,732
                                                        -----------      -----------      -----------      -----------
                                                            (16,253)         (16,253)         (60,196)         (60,196)
                                                        -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS
     BEFORE INCOME TAXES                                    121,021          126,400          561,728          588,070

INCOME TAXES                                                 43,974           45,928          197,300          207,194
                                                        -----------      -----------      -----------      -----------

INCOME FROM CONTINUING OPERATIONS                       $    77,047      $    80,472      $   364,428      $   380,876
                                                        ===========      ===========      ===========      ===========



EARNINGS (LOSS) PER COMMON SHARE
     FROM CONTINUING OPERATIONS
          Basic                                         $      0.67      $      0.70      $      3.26      $      3.41
          Diluted                                              0.67             0.70             3.24             3.38


*     The pro forma Consolidated Statements of Income exclude the effects of the 2001 / 2002 Strategic Repositioning
      Program, as follows:

     Costs and Operating Expenses
          Costs of products sold                                         $     4,138                       $    17,848
          Marketing, administrative and general expenses                       1,241                             8,494
                                                                         -----------                       -----------
                                                                         $     5,379                       $    26,342
                                                                         ===========                       ===========


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